Exhibit 21.1

Subsidiaries of the Company

Tower International, Inc. had the domestic and international subsidiaries shown below as of December 31, 2015. Certain U.S. subsidiaries and international subsidiaries are not named because they were not significant in the aggregate. The parent of Tower International, Inc. is Tower International Parent, LLC.

Name of Subsidiary	Jurisdiction of Organization	Percentage Owned
U.S. Subsidiaries:
Tower Automotive Holdings I, LLC	Delaware	100%
Tower Automotive Holdings IV, LLC	Delaware	100%
Tower Automotive Holdings USA, LLC	Delaware	100%
Tower Automotive Holdings II(a), LLC	Delaware	100%
Tower Automotive Holdings II(b), LLC	Delaware	100%
Tower Automotive Operations USA I, LLC	Delaware	100%
TA Holdings Finance, Inc.	Delaware	100%
Tower Defense & Aerospace Holdings, LLC	Delaware	100%
Tower Defense & Aerospace, LLC	Delaware	100%
Tower Acquisition Company II, LLC	Delaware	100%
Tower International Real Estate Company, LLC	Delaware	100%
International Subsidiaries:
Tower Automotive do Brasil, Ltda.	Brazil	100%
Herrajes y Acabados Metálicos, S.A. de C.V.	Mexico	100%
Tower Automotive Mexico, S.de R.L. de C.V.	Mexico	100%
Tower Automotive Italy S.r.L.	Italy	100%
Tower Automotive Belgium B.V.B.A.	Belgium	100%
Tower Automotive Czech Republic, Sro	Czech Republic	100%
Tower Automotive Umformtechnik, GmbH	Germany	100%
Tower Automotive Holding GmbH	Germany	100%
Tower Automotive Presswerk Zwickau GmbH	Germany	100%
Tower Automotive Auslandsbeteiligungen GmbH	Germany	100%
FELISSA Grundstucks Vermietungsgesellschaft mbH & Co. Objekt Duisburg KG	Germany	94%
FELISSA Grundstucks Vermietungsgesellschaft mbH	Germany	94%
Tower Automotive Presswork Artern GmbH	Germany	100%
Tower Automotive Hydroforming Verwaltung GmbH i.L.	Germany	100%
Tower Automotive Duisburg GmbH	Germany	100%
MT Stahl Handelsgesellschaft mbH	Germany	100%
Tower Automotive Luxembourg Holdings SCSp	Luxembourg	100%
Tower Automotive Luxembourg Sarl	Luxembourg	100%
Tower Automotive Poland Sp.zo.o.	Poland	100%
Tower Automotive Poland SPK	Poland	100%
Tower Automotive Eastern Europe BV	The Netherlands	100%
Basel Automotive Holdings B.V.	The Netherlands	100%
Tower Automotive Holdings Asia, B.V.	The Netherlands	100%
Tower Automotive Holdings VI B.V.	The Netherlands	100%
Tower Automotive International Holdings B.V.	The Netherlands	100%
Tower Automotive Holdings III Cooperative U.A.	The Netherlands	100%
Tower Automotive Holdings Europe, B.V.	The Netherlands	100%
Tower Automotive A.S.	Slovakia	100%
Tower Automotive (Wuhu) Co. Ltd	China	80%
Tower (Dalian) Automotive Co. Ltd.	China	80%

Name of Subsidiary	Jurisdiction of Organization	Percentage Owned
Tower (Shanghai) Automotive Tech Service Co. Ltd.	China	100%
Tower (Ningbo) DIT Automotive Products Co. Ltd.	China	42%
Tower Automotive Japan Co., Ltd.	Japan	100%
Tower Automotive India Private, Ltd.	India	100%
Tower Automotive Far East Holdings Co. Ltd.	Hong Kong	100%